Exhibit 6.7

First Amendment to Loan Agreement

Borrower:	BRIX REIT, INC., a Maryland corporation

Address:	3090 Bristol Street, Suite 550
Costa Mesa, CA 92626

Date:	June 11, 2019

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into between Pacific Mercantile Bank (“Lender”), whose address is 949 South Coast Drive, 3rd Floor, Costa Mesa, CA 92626, and the borrower named above (“Borrower”) whose chief executive office is located at the above address.

The Parties agree to amend the Loan Agreement between them, dated April 30, 2019 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.             Stock Redemption. Section 5.5(xi) of the Loan Agreement, which presently reads as follows:

“(xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock or other equity securities;”

is hereby amended to read as follows:

(xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock or other equity securities for in excess of $1,800,000 in the aggregate during any twelve (12) month period;

2.             Amendment of Maturity Date. Section 4 of the Schedule to the Loan Agreement, which presently reads as follows:

“4. Maturity Date

(Section 6.1):               June 11, 2019.”

Pacific Mercantile Bank	Amendment to Loan Agreement

is hereby amended to read as follows:

“4. Maturity Date

(Section 6.1):               September 11, 2019.”

3.             Amended Definition of “Permitted Indebtedness”. The portion of the definition of “Permitted Indebtedness” set forth in Section 8 of the Loan Agreement that reads as follows:

“(vii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (iii) through (vi) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.”

is hereby amended to read as follows:

“(vii) the Denton Road Loan, provided that said loan is made, and the proceeds are used for Borrower’s purchase of the Denton Road Property, on or before July 1, 2019;

(viii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (iii) through (vii) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.”

4.             Amended Definition of “Permitted Lien”. The portion of the definition of “Permitted Lien” set forth in Section 8 of the Loan Agreement that reads as follows:

“(viii) deposits or pledges of cash to secure leases arising in the ordinary course of business, in an aggregate amount not exceeding $50,000 at any time.”

is hereby amended to read as follows:

“(viii) deposits or pledges of cash to secure leases arising in the ordinary course of business, in an aggregate amount not exceeding $50,000 at any time; and

(ix) the Denton Road Lien.”

5.             New Definitions. The following definitions are hereby added to Section 8 of the Loan Agreement, in the appropriate alphabetical order:

“Denton Road Lien” means a mortgage and security interest against the Denton Road Property securing only the Denton Road Loan.

Pacific Mercantile Bank	Amendment to Loan Agreement

“Denton Road Loan” means a loan made on or before July 1, 2019 by NexBank SSB to Borrower in a principal amount not exceeding $6,187,500 for Borrower’s use in paying the purchase price for the Denton Road Property, plus interest thereon.

“Denton Road Property” means the “Subject Premises” (as defined in that certain Purchase Agreement (the “Denton Road Property Purchase Agreement”) entered into as of April 16, 2019 between Rich Uncles NNN Operating Partnership, LP (“Initial Buyer”) and Agree Fort Worth TX LLC (“Denton Road Seller”), which Denton Road Property Purchase Agreement was subsequently assigned by Initial Buyer to Borrower pursuant to that certain Assignment and Assumption of Purchase Agreement for Improved Property dated May 13, 2019 between Initial Buyer and Borrower and consented to by Denton Road Seller) including without limitation the real property located at 6500 Old Denton Road, Fort Worth, Texas, as more particularly described on Exhibit A to the Denton Road Property Purchase Agreement, to the extent that the Subject Premises was sold to Borrower on or before July 1, 2019 pursuant to the Denton Road Property Purchase Agreement.

6.             Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

7.             General Release. In consideration for Lender entering into this Amendment, Borrower and each of the Guarantors (together with Borrower, individually and collectively, the “Obligor”) hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, Obligor irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Obligor represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty. (This Section may be referred to as the “Release Section”.)

8.             No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.

Pacific Mercantile Bank	Amendment to Loan Agreement

9.             General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. The terms and provisions of Sections 9.20 (titled “Governing Law; Jurisdiction; Venue”), and 9.21 (titled “Dispute Resolution”) of the Loan Agreement shall apply to this Amendment, and the same are incorporated herein by this reference.

10.           Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Pacific Mercantile Bank	Amendment to Loan Agreement

Borrower:		Lender:

BRIX REIT, INC.		Pacific Mercantile Bank

By:	/s/ RAYMOND J. PACINI	By:	/S/ ROSS MACDONALD
Name:	Raymond J. Pacini	Name:	Ross Macdonald
Title:	CFO	Title:	Senior Vice President

[Signature Page—Amendment to Loan Agreement]

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